UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Sykes Enterprises, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Customer Letter

Sitel Group® Enters Into Agreement to Acquire Sykes Enterprises, Incorporated (SYKES)

June 18, 2021

Dear <Customer Name>,

We have exciting news to share with you today. On June 18, 2021, Sitel Group® and SYKES, leaders in customer experience (CX) management and end-to-end CX products and solutions, announced that they have entered into a definitive agreement in which Sitel Group will acquire SYKES in an all-cash transaction valued at approximately $2.2 billion. The combined company will deliver significant value and return on investment through an integrated and diverse set of products and solutions.

This highly complementary combination of the two companies creates a healthy combined group that will support sustainable growth with a larger breadth and depth of service offerings, greater growth, strong client relationships and considerable opportunities for employees worldwide. This growth will be a significant asset for you with a diversified delivery mix, as the expanded geographic footprint will provide more variety for your onshore, nearshore and offshore needs.

The combined company is expected to reach more over $4 billion in revenue in 2021 and have 155,000+ employees working across the globe.

The proposed transaction was unanimously approved by both companies’ Boards of Directors and is expected to be completed in the second half of 2021. This transaction is subject to the approval of SYKES’s shareholders and customary closing conditions, including expiration or termination of antitrust processes, along with the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other regulatory clearances.

Upon the close of the transaction, SYKES will become a privately held company and subsidiary of Sitel Group and its shares will cease trading on Nasdaq.

Currently, Sitel Group has 100,000 employees and SYKES has more than 55,000 employees worldwide. Both organizations are headquartered in Florida, with Sitel Group located in Miami and SYKES in Tampa. SYKES operates in 21 countries and Sitel Group operates in 29 countries (a combined 39 countries).

Following the completion of the proposed transaction, the new combined company will be based in Miami. In addition, Sitel Group President & CEO, Laurent Uberti, is expected to lead the combined company. In addition to Laurent as CEO, Olivier Camino of Sitel Group will continue to lead in the role of Chief Operating Officer.

Over the next several months, we will be focused on integration plans and expect to close in the second half of 2021. We do not expect any impact to your service delivery.

We are thrilled to share this news with you and look forward to an exciting future and continued partnership during this journey. The combination of Sitel Group and SYKES enables us to expand our breadth of CX capabilities and solutions to keep transforming and enhancing your customer experience. This acquisition is a fantastic opportunity for Sitel Group to enhance and accelerate our CX products and solutions within EXP+™, especially with the addition of SYKES’ CX solutions in digital, social media and robotic process automation (RPA), through their suite of digital transformation capabilities such as Clearlink and Symphony.

We know that you may have questions about what this transaction means for you, but rest assured that it is “business as usual” and we are deeply committed to providing excellent service delivery for your customers.

Best regards,

Name

Title

Forward-Looking Statements

Certain information contained in this Communication constitutes “forward-looking statements.” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding possible or assumed future results of operations of SYKES, the expected completion and timing of the proposed merger and other information relating to the proposed merger. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “may,” “will,” “could,” “should,” “would,” “assuming” and other words or expressions of similar meaning or import are intended to identify forward-looking statements. Such forward-looking statement are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from SYKES’ expectations as a result of a variety of factors. Forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which SYKES is unable to predict or control and which may cause SYKES’ actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements in relation to the proposed merger. SYKES disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments. Risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements and as it relates to the proposed merger include, but are not limited to:

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including those circumstances in which the Company would be required to pay a termination fee;

•

the failure of the parties to satisfy conditions precedent to the completion of the proposed merger, including the failure to obtain the requires approvals of SYKES’ shareholders for the proposed merger or the transaction parties’ failure to obtain necessary regulatory approvals;

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the later existence of any unanticipated difficulties or expenses related to the proposed merger, including the disruption of any existing plans or any impact on employee retention following the announcement of the proposed merger;

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the risk that regulatory or other approvals are delayed or are subject to terms and conditions not otherwise anticipated, or that the proposed merger may not be otherwise completed in a timely manner or at all;

•	the impact of any response to the announcement and pendency of the merger by customers, business partners, service providers or other government regulators;
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the commencement of any legal proceedings or the entry of any judgments or settlements, including any lawsuits that may be filed against the Company, its board of directors, executive officers or other individuals following the announcement of the proposed merger; and

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and the risks, uncertainties, and other factors detailed from time to time in SYKES’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed or furnished with the Securities and Exchange Commission.

SYKES assumes no obligation to update any forward-looking statement contained in this communication.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a proxy statement (the “Proxy Statement”) and mail the proxy statement to its shareholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, EACH AS FILED WITH THE SEC. EACH OF THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents (when available) that the Company files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at http://investor.sykes.com/company/investors/financial-reports-and-filings/sec-filings/default.aspx.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement described above when it is filed with the SEC. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders, which was filed with the SEC on April 16, 2021. If the holdings of the Company’s securities change from the amounts provided in the proxy statement for its 2021 Annual Meeting of Shareholders, or from the amounts provided in the Proxy Statement, such changes will be set forth in SEC filings on Forms 3, 4 and 5. These documents are available free of charge as described above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.